Exhibit 10.49
AMENDMENT TO EMPLOYMENT AGREEMENT
This AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is entered into and effective this 16th day of March, 2018 (the “Effective Date”), by and between Lam Research Corporation, a Delaware corporation (the “Company”), and Timothy M. Archer (the “Executive”).

RECITALS
WHEREAS, the Executive and the Company (the “Parties”) previously entered into an employment agreement effective January 1, 2018 (the “Employment Agreement” and, as amended hereby, the “Agreement”); and
WHEREAS, in order to address a revision to the title of the Executive, the Parties desire to amend the Employment Agreement.
NOW, THEREFORE, in consideration of the promises and mutual covenants herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
AGREEMENT
Section 1(a) of the Employment Agreement is amended and restated to read, in its entirety, as follows:
“Position. During the Employment Period (as defined in Section 2(a) below), the Executive shall serve as the President and Chief Operating Officer of the Company, and in such capacity the Executive shall perform the duties and responsibilities as the Chief Executive Officer (the “CEO”) may, from time to time, reasonably assign to Executive, in all cases to be consistent with Executive’s offices and positions.”

IN WITNESS WHEREOF, the Parties have duly executed this Agreement effective as of the day and year first written above.
LAM RESEARCH CORPORATION
By:    /s/Audrey Charles
Name:    Audrey Charles
Title:    Corporate Vice President, Global Human Resources

/s/ Timothy M. Archer
Timothy M. Archer